Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-3 Nos. 333-234211, 333-252564 and 333-260292) and related Prospectuses of Gritstone bio, Inc. (f/k/a Gritstone Oncology, Inc.),
(2)
Registration Statements (Form S-8 Nos. 333-230581, 333-237095, 333-254177 and 333-255847) pertaining to the 2018 Incentive Award Plan, the 2018 Employee Stock Purchase Plan, and the 2021 Employment Inducement Incentive Plan, in each case, of Gritstone bio, Inc. (f/k/a Gritstone Oncology, Inc.), and
(3)
Registration Statement (Form S-8 No. 333-227665) pertaining to the 2015 Equity Incentive Plan, the 2018 Incentive Award Plan and the 2018 Employee Stock Purchase Plan, in each case, of Gritstone bio, Inc. (f/k/a Gritstone Oncology, Inc.)

of our report dated March 10, 2022, with respect to the consolidated financial statements of Gritstone bio, Inc. included in this Annual Report (Form 10-K) of Gritstone bio, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California

March 10, 2022